                             AMENDED AND RESTATED

                 DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                     with

                      OppenheimerFunds Distributor, Inc.

                            For Class B Shares of

                          Oppenheimer Discovery Fund

This  Distribution  and Service Plan and Agreement (the "Plan") is dated as of the 12th day of August,  2002, by and between Oppenheimer  Discovery Fund (the
"Fund") and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.    The Plan. This Plan is the Fund's written  distribution and service plan for Class B shares of the Fund (the  "Shares"),  designed  to comply  with the provisions of Rule 12b-1,  as it may be amended from time to time (the "Rule")
under the  Investment  Company Act of 1940 (the "1940 Act").  Pursuant to this
Plan the Fund will  compensate the  Distributor for its services in connection with the  distribution of Shares,  and the personal service and maintenance of shareholder  accounts  that  hold  Shares  ("Accounts").  The  Fund may act as distributor  of  securities  of which it is the issuer,  pursuant to the Rule, according  to the terms of this Plan.  The terms and  provisions  of this Plan shall be interpreted  and defined in a manner  consistent  with the provisions and definitions contained in (i) the Fund's Registration  Statement,  (ii) the
1940 Act, (iii) the Rule,  (iv) Rule 2830 of the Conduct Rules of the National
Association  of  Securities  Dealers,  Inc.,  or any amendment or successor to such rule (the "NASD Conduct Rules") and (v) any conditions  pertaining either to  distribution-related  expenses or to a plan of  distribution  to which the
Fund is subject  under any order on which the Fund relies,  issued at any time by the U.S. Securities and Exchange Commission ("SEC").

2.    Definitions.  As used in this Plan,  the following  terms shall have the following meanings:

      (a)   "Recipient"  shall mean any broker,  dealer,  bank or other person or entity which: (i) has rendered assistance  (whether direct,  administrative or both) in the distribution of Shares or has provided  administrative support services  with  respect to Shares  held by  Customers  (defined  below) of the
Recipient;  (ii) shall  furnish the  Distributor  (on behalf of the Fund) with such information as the Distributor  shall  reasonably  request to answer such questions  as may  arise  concerning  the sale of  Shares;  and (iii) has been selected by the Distributor to receive payments under the Plan.

      (b)   "Independent  Trustees" shall mean the members of the Fund's Board of Trustees who are not  "interested  persons" (as defined in the 1940 Act) of the  Fund  and who  have no  direct  or  indirect  financial  interest  in the operation of this Plan or in any agreement relating to this Plan.

      (c)   "Customers"  shall  mean  such  brokerage  or other  customers  or investment  advisory or other  clients of a Recipient,  and/or  accounts as to which  such  Recipient  provides  administrative  support  services  or  is  a custodian or other fiduciary.

      (d)   "Qualified  Holdings" shall mean, as to any Recipient,  all Shares owned  beneficially  or of  record  by:  (i)  such  Recipient,  or  (ii)  such
Recipient's  Customers,  but in no event shall any such Shares be deemed owned by more than one  Recipient  for purposes of this Plan. In the event that more than one person or entity  would  otherwise  qualify as  Recipients  as to the same Shares,  the Recipient  which is the dealer of record on the Fund's books as  determined  by the  Distributor  shall be deemed the  Recipient as to such
Shares for purposes of this Plan.

3.    Payments  for  Distribution   Assistance  and  Administrative  Support
      Services.

      (a)   Payments to the  Distributor.  In  consideration  of the  payments made by the Fund to the  Distributor  under this Plan, the  Distributor  shall provide administrative  support services and distribution  assistance services to the Fund. Such services include distribution  assistance and administrative support  services  rendered  in  connection  with  Shares (1) sold in purchase transactions,  (2) issued in exchange for shares of another investment company for which the  Distributor  serves as distributor or  sub-distributor,  or (3)
issued pursuant to a plan of  reorganization  to which the Fund is a party. If the Board  believes  that the  Distributor  may not be  rendering  appropriate distribution  assistance or administrative support services in connection with the sale of Shares,  then the Distributor,  at the request of the Board, shall provide the Board with a written  report or other  information  to verify that the  Distributor is providing  appropriate  services in this regard.  For such services, the Fund will make the following payments to the Distributor:

            (i)  Administrative  Support Service Fees.  Within forty-five (45)
days of the end of each calendar  quarter,  the Fund will make payments in the aggregate  amount of 0.0625%  (0.25% on an annual basis) of the average during that calendar  quarter of the aggregate net asset value of the Shares computed as of the close of each  business day (the  "Service  Fee").  Such Service Fee payments  received from the Fund will compensate the Distributor for providing administrative  support services with respect to Accounts.  The administrative support  services in connection  with  Accounts may include,  but shall not be limited to, the  administrative  support  services that a Recipient may render as described in Section 3(b)(i) below.

            (ii)  Distribution  Assistance  Fees  (Asset-Based  Sales Charge).
Within ten (10) days of the end of each month,  the Fund will make payments in the  aggregate  amount of 0.0625%  (0.75% on an annual  basis) of the  average during the month of the  aggregate  net asset  value of Shares  computed as of the close of each business day (the  "Asset-Based  Sales Charge")  outstanding until such Shares are  repurchased  or converted to another class of shares of the Fund, provided,  however, that a majority of the Independent Trustees may, but are not  obligated  to,  set a time  period  (the  "Fund  Maximum  Holding
Period") from time to time for such payments..  Such Asset-Based  Sales Charge payments  received from the Fund will compensate the Distributor for providing distribution assistance in connection with the sale of Shares.

            The  distribution  assistance to be rendered by the Distributor in connection  with the Shares  may  include,  but shall not be  limited  to, the following:  (i) paying sales commissions to any broker,  dealer, bank or other person or entity  that sells  Shares,  and/or  paying  such  persons  "Advance
Service  Fee  Payments"  (as defined  below) in advance of,  and/or in amounts greater than, the amount provided for in Section 3(b) of this Agreement;  (ii)
paying  compensation  to and  expenses of  personnel  of the  Distributor  who support  distribution of Shares by Recipients;  (iii)  obtaining  financing or providing such financing  from its own  resources,  or from an affiliate,  for the  interest  and other  borrowing  costs of the  Distributor's  unreimbursed expenses  incurred in rendering  distribution  assistance  and  administrative support  services  to the Fund;  and (iv)  paying  other  direct  distribution
costs,   including   without   limitation  the  costs  of  sales   literature,
advertising  and  prospectuses  (other than those  prospectuses  furnished  to current  holders of the Fund's shares  ("Shareholders"))  and state "blue sky"
registration expenses.

      (b)   Payments to Recipients.  The  Distributor is authorized  under the
Plan  to  pay  Recipients  (1)  distribution  assistance  fees  for  rendering distribution  assistance  in  connection  with the sale of Shares  and/or  (2)
service fees for  rendering  administrative  support  services with respect to
Accounts.  However,  no such  payments  shall be made to any Recipient for any quarter in which its  Qualified  Holdings  do not equal or exceed,  at the end of such quarter,  the minimum amount ("Minimum Qualified  Holdings"),  if any, that may be set from time to time by a majority of the  Independent  Trustees.
All fee payments  made by the  Distributor  hereunder are subject to reduction or chargeback so that the aggregate  service fee payments and Advance  Service
Fee Payments do not exceed the limits on payments to  Recipients  that are, or may be,  imposed by the NASD  Conduct  Rules.  The  Distributor  may make Plan payments  to any  "affiliated  person"  (as  defined  in the 1940  Act) of the
Distributor if such affiliated  person qualifies as a Recipient or retain such payments if the Distributor qualifies as a Recipient.

            (i) Service Fee. In  consideration of the  administrative  support services  provided by a Recipient during a calendar  quarter,  the Distributor
shall  make  service  fee  payments  to  that  Recipient   quarterly,   within
forty-five  (45) days of the end of each  calendar  quarter,  at a rate not to exceed  0.0625%  (0.25% on an annual basis) of the average during the calendar quarter of the aggregate  net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified  Holdings owned beneficially or of record by the  Recipient or by its  Customers for a period of more than the minimum period (the "Minimum  Holding  Period"),  if any, that may be set from time to time by a majority of the Independent Trustees.

            Alternatively,  the Distributor may, at its sole option,  make the following service fee payments to any Recipient  quarterly,  within forty-five
(45)  days of the end of each  calendar  quarter:  (i)  "Advance  Service  Fee
Payments"  at a rate not to exceed  0.25% of the average  during the  calendar quarter of the aggregate  net asset value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting Qualified Holdings, sold by the Recipient during that quarter and owned  beneficially or of record by the  Recipient  or by its  Customers,  plus (ii)  service fee payments at a rate not to exceed  0.0625%  (0.25% on an annual basis) of the average  during the calendar  quarter of the aggregate net asset value of Shares,  computed as of the close of each  business  day,  constituting  Qualified  Holdings  owned beneficially  or of record by the  Recipient or by its  Customers for a period of more than one (1) year.  At the  Distributor's  sole  option,  the  Advance
Service Fee  Payments may be made more often than  quarterly,  and sooner than the end of the calendar  quarter.  In the event Shares are redeemed  less than one year after the date such Shares were sold,  the  Recipient is obligated to and will repay the  Distributor  on demand a pro rata  portion of such Advance
Service Fee Payments,  based on the ratio of the time such Shares were held to one (1) year.

            The  administrative  support services to be rendered by Recipients in connection with the Accounts may include,  but shall not be limited to, the following:  answering routine inquiries  concerning the Fund, assisting in the establishment  and  maintenance  of accounts or  sub-accounts  in the Fund and processing Share repurchase  transactions,  making the Fund's investment plans and dividend payment options  available,  and providing such other information and services in connection with the rendering of personal  services and/or the maintenance  of  Accounts,  as the  Distributor  or the  Fund  may  reasonably request.

            (ii)  Distribution  Assistance  Fee  (Asset-Based  Sales  Charge)
Payments.  In its sole discretion and  irrespective  of whichever  alternative method of making  service  fee  payments  to  Recipients  is  selected  by the
Distributor,  in addition the Distributor may make distribution assistance fee payments to a Recipient  quarterly,  within forty-five (45) days after the end of each calendar quarter,  at a rate not to exceed 0.1875% (0.75% on an annual basis) of the average  during the calendar  quarter of the aggregate net asset value of Shares  computed as of the close of each  business  day  constituting
Qualified  Holdings  owned  beneficially  or of record by the Recipient or its
Customers  until such Shares are  repurchased or converted to another class of shares of the Fund,  provided,  however,  that a majority  of the  Independent
Trustees  may,  but are not  obligated  to set a time period  (the  "Recipient
Maximum  Holding  Period") for making such payments.  Distribution  assistance fee payments  shall be made only to Recipients  that are  registered  with the
SEC as a broker-dealer or are exempt from registration.

            The  distribution  assistance to be rendered by the  Recipients in connection  with the sale of Shares may include,  but shall not be limited to, the  following:  distributing  sales  literature and  prospectuses  other than those furnished to current Shareholders,  providing compensation to and paying expenses of personnel of the Recipient who support the  distribution of Shares by the  Recipient,  and  providing  such other  information  and  services  in connection with the  distribution of Shares as the Distributor or the Fund may reasonably request.

      (c)   A majority  of the  Independent  Trustees  may at any time or from time  to  time  increase  or  decrease  the  rate  of  fees  to be paid to the
Distributor or to any Recipient,  but not to exceed the rates set forth above, and/or  direct the  Distributor  to set,  eliminate or modify the Fund Maximum
Holding  Period,  any Minimum Holding  Period,  the Recipient  Maximum Holding
Period and/or any Minimum Qualified  Holdings and/or to split  requirements so that  different  time  periods  apply to shares  that are  afforded  different
shareholder   privileges  and  features.  The  Distributor  shall  notify  all
Recipients  of any Minimum  Qualified  Holdings,  Maximum  Holding  Period and
Minimum  Holding  Period  that  are  established  and  the  rate  of  payments hereunder  applicable to  Recipients,  and shall provide each  Recipient  with written  notice within thirty (30) days after any change in these  provisions.
Inclusion  of such  provisions  or a change  in such  provisions  in a revised current  prospectus,  Statement of  Additional  Information  or  supplement to either shall constitute sufficient notice.

      (d)   The Service  Fee and the  Asset-Based  Sales  Charge on Shares are
subject to reduction or  elimination  under the limits that apply to such fees and  charges  under  the NASD  Conduct  Rules  relating  to sales of shares of open-end funds.

      (e)   Under the Plan,  payments may also be made to  Recipients:  (i) by
OppenheimerFunds,  Inc.  ("OFI")  from its own  resources  (which may  include profits  derived from the advisory fee it receives from the Fund),  or (ii) by
the  Distributor  (a  subsidiary  of  OFI),  from  its  own  resources,   from
Asset-Based  Sales Charge payments or from the proceeds of its borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

      (f)   Recipients  are  intended to have  certain  rights as  third-party beneficiaries  under this Plan, subject to the limitations set forth below. It may be presumed  that a Recipient  has  provided  distribution  assistance  or administrative  support  services  qualifying for payment under the Plan if it has Qualified  Holdings of Shares that entitle it to payments  under the Plan.
In the event that either the  Distributor  or the Board  should have reason to believe that,  notwithstanding  the level of Qualified  Holdings,  a Recipient may not be rendering  appropriate  distribution  assistance in connection with the sale of Shares or administrative  support services for Accounts,  then the
Distributor,  at the  request of the Board,  shall  require the  Recipient  to provide a written  report or other  information  to verify that said Recipient is  providing  appropriate  distribution  assistance  and/or  services in this regard.  If the  Distributor  or the Board of Trustees  still is not satisfied after  the  receipt  of such  report,  either  may take  appropriate  steps to terminate  the  Recipient's  status as such  under the  Plan,  whereupon  such
Recipient's  rights as a third-party  beneficiary  hereunder shall  terminate.
Additionally,  in their  discretion,  a  majority  of the  Fund's  Independent
Trustees at any time may remove any broker,  dealer,  bank or other  person or entity as a  Recipient,  where  upon such  person's  or  entity's  rights as a third-party  beneficiary  hereof shall  terminate.  Notwithstanding  any other provision  of this Plan,  this Plan does not  obligate  or in any way make the
Fund liable to make any payment  whatsoever to any person or entity other than directly to the  Distributor.  The  Distributor  has no  obligation to pay any
Service  Fees  or  Distribution  Assistance  Fees  to  any  Recipient  if  the
Distributor  has  not  received   payment  of  Service  Fees  or  Distribution
Assistance Fees from the Fund.

4.    Selection and Nomination of Trustees.  While this Plan is in effect, the selection  and  nomination  of persons to be  Trustees of the Fund who are not
"interested  persons"  of  the  Fund   ("Disinterested   Trustees")  shall  be
committed to the discretion of the incumbent Disinterested  Trustees.  Nothing herein shall prevent the incumbent  Disinterested Trustees from soliciting the views or the  involvement  of others in such  selection or nominations as long as the final  decision on any such  selection and  nomination is approved by a majority of the incumbent Disinterested Trustees.

5.    Reports.  While this Plan is in effect,  the Treasurer of the Fund shall provide  written  reports to the Fund's  Board for its review,  detailing  the amount of all  payments  made  under this Plan and the  purpose  for which the payments were made. The reports shall be provided  quarterly,  and shall state whether all provisions of Section 3 of this Plan have been complied with.

6.    Related  Agreements.  Any  agreement  related  to this Plan  shall be in writing and shall  provide that:  (i) such  agreement may be terminated at any time,  without  payment  of  any  penalty,  by a  vote  of a  majority  of the
Independent  Trustees or by a vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class B voting shares;  (ii) such termination  shall be on not more than sixty days' written notice to any other party to the agreement;  (iii) such agreement shall automatically terminate in the  event of its  "assignment"  (as  defined  in the  1940  Act);  (iv)  such agreement  shall go into effect  when  approved by a vote of the Board and its
Independent  Trustees  cast in person at a meeting  called for the  purpose of voting on such agreement;  and (v) such agreement shall,  unless terminated as herein  provided,  continue  in effect  from year to year only so long as such continuance is specifically  approved at least annually by a vote of the Board and its  Independent  Trustees  cast in  person at a  meeting  called  for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination and Amendment.  This Plan has
been  approved  by a vote of the Board and its  Independent  Trustees  cast in person at a meeting  called on October 11, 2001,  for the purpose of voting on this Plan,  and has been  approved by the vote of a "majority"  (as defined in the 1940 Act) of the  Fund's  outstanding  Class B voting  shares at a meeting held August 11, 2002.  Unless  terminated as  hereinafter  provided,  it shall continue in effect until renewed by the Board in accordance  with the Rule and thereafter from year to year or as the Board may otherwise  determine but only so long as such  continuance is  specifically  approved at least annually by a vote of the Board  and its  Independent  Trustees  cast in person at a meeting called for the purpose of voting on such continuance.

      This  Plan may not be  amended  to  increase  materially  the  amount of payments  to be  made  under  this  Plan,  without  approval  of the  Class  B
Shareholders at a meeting called for that purpose and all material  amendments must be approved by a vote of the Board and of the Independent Trustees.

      This Plan may be  terminated  at any time by vote of a  majority  of the
Independent  Trustees  or by the  vote  of the  holders  of a  "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class B voting shares. In the event of such  termination,  the Board and its Independent  Trustees shall determine  whether the Distributor  shall be entitled to payment from the Fund of all or a portion of the Service Fee and/or the Asset-Based  Sales Charge in
respect of Shares sold prior to the effective date of such termination.

8.    Disclaimer  of  Shareholder  and  Trustee  Liability.   The  Distributor
understands  that the  obligations of the Fund under this Plan are not binding upon any  Trustee or  shareholder  of the Fund  personally,  but bind only the
Fund and the Fund's  property.  The Distributor  represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming  Trustee and shareholder liability for acts or obligations of the Fund.

                              Oppenheimer Discovery Fund

                              By:   /s/ Robert G. Zack
                                   ------------------------------------
                                    Robert G. Zack, Secretary

                              OppenheimerFunds Distributor, Inc.

                              By:  /s/ Katherine P. Feld
                                   ------------------------------------
                                    Katherine P. Feld
                                     Vice President & Secretary

N-1A\500_Discovery\Organization Documents\12B-1 B Plan 2002